EXHIBIT 5.1

                February 7, 2006

Advanced Magnetics, Inc.

61 Mooney Street

Cambridge, MA 02138-1038

Ladies and Gentlemen:

In connection with the registration under the Securities Act of 1933, as amended (the “Act”), by Advanced Magnetics, Inc., a Delaware corporation (the “Company”), of an additional 1,000,000 shares of its Common Stock, par value $.01 per share (the “Registered Shares”), that are to be offered and may be issued under the Advanced Magnetics, Inc. Amended and Restated 2000 Stock Plan (the “Plan”), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the “Commission”) as Exhibit 5.1 to the Company's registration statement on Form S-8 (the “Registration Statement”) under the Act.

We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Amended and Restated Articles of Incorporation of the Company as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

We express no opinion herein as to the laws of any jurisdiction other than the federal laws of the United States, the laws of the Commonwealth of Massachusetts and the Delaware General Corporation Law, and we express no opinion as to state securities or blue sky laws.

Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the Plan, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ SULLIVAN & WORCESTER LLP